FORM OF
STOCK PURCHASE AGREEMENT
     STOCK PURCHASE AGREEMENT (this “Agreement”) made as of this ___day of May, 2010 between Navios Maritime Holdings, Inc. (“Buyer”) and the signatories on the execution page hereof (“Seller”).
     WHEREAS, Navios Maritime Acquisition Corporation (“SPAC”) was organized for the purpose of acquiring an operating business through a business combination (“Business Combination”) and SPAC has agreed to a Business Combination pursuant to certain agreements (“Transaction Agreements”);
     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:
     1. Purchase. Seller hereby sells to Buyer and Buyer hereby purchases from Seller at the Closing (as defined in Section 3(c)) the common shares set forth on the execution page of this Agreement (“Shares”) for the purchase price per share set forth therein (“Purchase Price Per Share”) and for the aggregate purchase price set forth therein (“Aggregate Purchase Price”).
     2. Agreement not to Convert; Appointment of Proxy and Attorney-in-Fact. In consideration of the Aggregate Purchase Price, Seller agrees it has not and will not exercise its right to demand that SPAC convert such holder’s common shares into cash (“Conversion Rights”) or, if it has already exercised its Conversion Rights, it hereby withdraws and revokes such exercise. Seller acknowledges that the record date to vote on the proposals set forth in the proxy statement filed by SPAC with the U.S. Securities Exchange Commission (the “Proxy Statement”) has passed. Accordingly, solely for the vote and other proposals set forth in the Proxy Statement, Seller hereby irrevocably appoints Angeliki Frangou and Ted C. Petrone and each of them each with full power of substitution, as his proxy and attorney-in-fact, to the full extent of Seller’s rights with respect to the Shares (and any and all other shares or securities or rights issued or issuable in respect thereof) to vote in such manner as each such person or his substitute shall in his sole discretion deem proper, and to otherwise act (including without limitation acting by written consent) with respect to all the Shares at any meeting of stockholders (whether annual or special and whether or not an adjourned meeting) of SPAC held on or after the date of this Agreement. This proxy is coupled with an interest and is irrevocable. Execution by Seller of this Agreement shall revoke, without further action, all prior proxies granted by Seller at any time with respect to the Shares (and such other shares or other securities) and no subsequent proxies will be given by Seller (and if given will be deemed not to be effective). Seller shall cooperate with SPAC and its designees to take all such action as is desirable in connection with making sure that the vote with respect to the shares is made in favor of the Business Combination.
     3. Closing Matters.
          (a) Effective upon the execution of this Agreement, Seller shall provide Buyer with a true and correct copy of the voting instruction form with respect to the Shares held by Seller indicating the financial institution through which such shares are held and the control number provided by Broadridge Financial Solutions (or other similar service provider) regarding the voting of the Shares or written confirmation of such information as would appear on the voting instruction form.
          (b) Prior to the Closing, Seller shall deliver or cause to be delivered to Buyer appropriate instructions for book entry transfers of ownership of the Shares from Seller to Buyer.
          (c) The closing of the purchase and sale of the Shares (“Closing”) will occur on the date on the date which Buyer pays for the Shares (the “Closing Date”). By 3:30 PM (Eastern

Time) on May 25th 2010, Buyer shall pay Seller the Aggregate Purchase Price by wire transfer of immediately available funds to an account specified by Seller on the signature page hereof and, after the receipt of funds, Seller shall deliver the Shares to Buyer electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal at Custodian) System to an account specified by Buyer or such other method as the parties may mutually agree. It shall be a condition to payment that Seller vote in favor of the Business Combination and other proposals described in the Proxy Statement.
     4. Representation and Warranties of the Seller. Seller hereby represents and warrants to Buyer on the date hereof and on the Closing that Seller is the legal and beneficial owner of the Shares and will transfer to Buyer on the Closing Date good and marketable title to the Shares, free and clear of any liens, claims, security interests, options, charges or any other encumbrance whatsoever. The Seller beneficially owned all of the Shares as of the close of business on April 30, 2010 and has the sole right to exercise conversion rights with respect to all of the Shares.
     5. Acknowledgement; Waiver. Seller (i) acknowledges that Buyer and SPAC may possess or have access to material non-public information which has not been communicated to Seller; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against Buyer and SPAC or any of their officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including without limitation, any claims arising under Rule 10-b(5) of the Securities and Exchange Act of 1934; and (iii) is aware that Buyer is relying on the truth of the representations set forth in Section 4 of this Agreement and the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.
     6. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.
     7. Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objected to such exclusive jurisdiction and that such courts represent an inconvenient forum.
     8. Remedies. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement.
     9. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assigned by either party without the prior written consent of the other party hereto.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

NAVIOS MARITIME HOLDINGS, INC.

By:
Name:

Title:

By:
Name:

Title:

By:

Name:

Title:

Purchase Price Per Share: $___
Number of Shares: ___
Purchase Price Per Share: $___
Number of Shares: ___
Aggregate Purchase Price: $___
Wire Instructions: (see attachment)

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